 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333‑240280 and Form S-8 Nos. 333‑166173, 333‑25129, 333‑207179, and 333‑266064) of our report dated December 19, 2024 with respect to the consolidated financial statements of GEE Group Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

December 19, 2024